UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c−101)

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

☒ Definitive Information Statement

AINOS, INC.
(Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

AINOS, INC.

8880 Rio San Diego Drive, Suite 800

San Diego California 92108

(858) 869-2986

NOTICE OF ACTION BY WRITTEN CONSENT OF THE HOLDERS OF THE MAJORITY

VOTING POWER OF THE COMPANY’S COMMON STOCK

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

Ainos, Inc., a Texas corporation (the “Company”), is providing this notice that the Company enacted the following corporate actions by Action by Written Consent in lieu of a meeting of shareholders (collectively the “Action Items”):

•	On October 11, 2023, the holders of shares of 13,473,651 issued and outstanding common stock of the Company as of the close of business on October 11, 2023 (the “Record Date”), which constitute approximately 66.40% of the voting power of the Company, approved by Action by Written Consent in lieu of a meeting, the Stock Awards, Increase in Authorized Preferred Stock, Reverse Stock Split Proposal, and the Lind Transaction as more particularly described in this information statement. On October 11, 2023, the Board of Directors of the Company (the “Board”) unanimously approved the submission of the foregoing matters to the Company’s shareholders for approval.

The Action Items are the following:

o	To approve the Special Stock Awards (the “Stock Awards”);

o

To approve the amendment of the Company’s Restated Certificate of Formation (as amended) (the “Certificate of Formation”) increasing the number of authorized shares of the Company’s preferred stock (the “Increase in Authorized Preferred Stock”);

o

To approve the amendment of the Certificate of Formation to effect a reverse stock split of outstanding shares of common stock at an exchange ratio of not more than 5-1 (the “Reverse Stock Split”), which ratio will be determined by the CEO in his discretion (the “Reverse Stock Split Proposal”).; and

o	To approve the Private Placement of Convertible Notes (the “Lind Transaction”).

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the Action Items will not be effective until 20 days after the date that a copy of this Information Statement is mailed to each of our shareholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders who did not execute the written consent of the Action Items, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and the Texas Business Organizations Code. This Information Statement will be mailed on or about October 27, 2023 to all of our shareholders of record as of the close of business on the Record Date.

By Order of the Board of Directors,

/s/ Chun-Hsien Tsai
Chun-Hsien Tsai Chief Executive Officer

Dated: October 27, 2023

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INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

October 27, 2023

AINOS, INC.

8880 Rio San Diego Drive, Suite 800

San Diego California 92108

(858) 869-2986

This Information Statement is distributed by Ainos, Inc. (the “Company,” “we,” “our” and “us”) to inform our shareholders of actions taken without a meeting by the written consent of the holders of 13,473,651 shares of issued and outstanding common stock of the Company (the “Majority Shareholders”) as of the close of business on October 11, 2023 (the “Record Date”) constituting 66.40% of the voting power of the Company (the “Written Consent”).

NONE OF THE ACTION ITEMS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTION ITEMS, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) and is being furnished by the Board to the holders of record as of the Record Date of our outstanding common stock, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 6.202(d) of the Texas Business Organizations Code (the “Texas Code”).

The cost of preparing, printing and mailing this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

 This Information Statement informs shareholders that on October 11, 2023 the Majority Shareholders adopted and approved the Written Consent approving the Stock Awards, Increase in Authorized Preferred Stock, Reverse Stock Split Amendment, and the Lind Transaction. The Majority Shareholders beneficially owned 13,473,651 shares of issued and outstanding common stock and approximately 66.40% of the voting power of the Company.

Accordingly, the Written Consent executed by the Majority Shareholders pursuant to the Texas Code and the Company’s charter documents is sufficient to approve the Action Items and no further shareholder action is required to approve the Action Items. No payment was made to any person or entity in consideration of execution of the Written Consent.

Accordingly, all necessary corporate approvals to effectuate the Action Items have been obtained.  We are not seeking approval from our remaining shareholders.  This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by the Exchange Act and the Texas Code, of the approval of the Action Items. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Action Items will not be effective until at least 20 days after the date this Information Statement is mailed to each of our shareholders.

The Action Items approved by the Majority Shareholders by written consent are not corporate actions for which shareholders of a Texas corporation are entitled to a dissenter’s right under Section 21.460 and Section 10.354, et seq. of the Texas Code.

Our shareholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement will be mailed or furnished to our shareholders on or about October 27, 2023.

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QUESTIONS AND ANSWERS ABOUT

THIS INFORMATION STATEMENT AND THE TRANSACTIONS

Q. Why did I receive this Information Statement?

A. The Exchange Act and the Texas Code require us to provide you with information regarding the Action Items, even though your vote is neither required nor requested to approve the Action Items.

Q. Why am I not being asked to vote on the Action Items?

A. The Board unanimously adopted, approved and recommended the approval of the Action Items and determined that the Action Items are advisable and in the best interests of the Company and our shareholders. The Action Items have also been approved by the written consent of the Majority Shareholders. Such approval is sufficient under the Texas Code and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is provided to you solely for your information and does not require or request you to do anything.

THE STOCK AWARDS

This section describes the material provisions of the Stock Awards but does not purport to describe all of the terms of the Stock Awards.

Purpose of the Stock Awards.  The purpose of the Stock Awards is to provide a means through which the Company, and the other members of the Company Group, may attract and retain key personnel, and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of common stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s shareholders.  For purposes of the Stock Awards, the term “Company Group” means the Company, its subsidiaries, if any, and any other affiliates of the Company designated as a member of the Company Group by the Board’s Compensation Committee.

Effect of 2023 Stock Incentive Plan (the “2023 SIP”).  The Stock Awards are not issued under and are supplemental to the Company’s 2023 SIP.

Issuance of Stock Awards.  The Company proposes to issue common stock, $0.01 par value per share, of the Company to the following persons:

Name	Number of shares	Position in Company
Chun-Hsien Tsai	250,000	Chairman of the Board
Chun-Jung Tsai	250,000	Director
Wen-Han Chang	250,000	Director, Chairperson Compensation Committee, Member Audit Committee
Yao-Chung Chiang	250,000	Director, Member Audit Committee
Pao-Sheng Wei	250,000	Director, Chairperson Audit Committee, Member Compensation Committee
Ting-Chuan Lee	250,000	Director
Chung-Yi Tsai	250,000	Director
Chun-Hsien Tsai	630,000	President and CEO
Chih-Heng Lu	300,000	Director of Corporate Development
Lawrence K Lin	10,000	Senior Vice President of Operations
Jun Lee	10,000	Chief Legal Counsel
Meng Lin Sung	300,000	CFO
Total	3,000,000

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INCREASE IN AUTHORIZED PREFERRED STOCK

Our Certificate of Formation currently authorizes us to issue a maximum of 300,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.  As of October 11, 2023 no preferred shares are issued and outstanding.

The Board has adopted a resolution approving, subject to the approval of the Company’s shareholders, a proposal to amend the Certificate of Formation to effectuate an increase of shares of authorized preferred stock to 50,000,000 shares, $0.01 par value per share. The total number of authorized shares of common stock will not change.

Reasons for the Increase in Preferred Shares

The Board believes that the increase in the number of authorized shares of preferred stock will provide the Company with the ability to support its future anticipated growth and will provide greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings and stock-based acquisitions of new technology and product development candidates. The availability of additional authorized shares of preferred stock will permit the Company to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of our authorized preferred stock.

THE REVERSE STOCK SPLIT

The Board has adopted a resolution approving and recommending to the Company’s shareholders for their approval a proposal to amend the Certificate of Formation to effectuate a reverse stock split of outstanding shares of common stock at an exchange ratio of not more than 5:1, the exact exchange ratio and the effective time of the Reverse Stock Split to be determined by the CEO in his sole discretion. When the Reverse Stock Split is implemented, pursuant to the amendment to the Company’s Certificate of Formation that gives effect to the Reverse Stock Split, the total number of authorized shares of common stock will not change. The form of the proposed certificate of amendment to the Certificate of Formation effectuating the Increase in Authorized Preferred Stock and the Reverse Stock Split (the “Reverse Stock Split Amendment”) is attached to this Information Statement as Appendix A.

Following shareholder approval, the number of issued and outstanding shares of our common stock will be reduced in accordance with an exchange ratio of not more than 5:1, as determined by the CEO, effective as of the time specified in the Reverse Stock Split Amendment filed with the Secretary of State of the State of Texas. The Reverse Stock Split will affect all holders of our outstanding common stock uniformly and will not affect any shareholder’s percentage ownership or proportionate voting and other rights in our common stock, except for adjustments that might result from the treatment of fractional shares as described below. Pursuant to the Reverse Stock Split Amendment, the number of authorized shares of our common stock will be maintained at 300,000,000 shares and the par value of our common stock will remain unchanged at $0.01 per share.

Outstanding Shares

Our Certificate of Formation currently authorizes us to issue a maximum of 300,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.  On October 11, 2023, a total of 28,449,282 shares of common stock were either issued (20,292,624), reserved for conversion of convertible debt to stock (2,247,200), reserved for RSUs awarded (4,906,618), held for future exercise of outstanding stock options (36,666) and shares reserved for exercise of outstanding warrants (966,174). This information does not reflect the Stock Awards discussed above or the Subsequent Warrants that may be issuable in connection with the Lind Transaction as discussed below.

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The table below illustrates the effect of the Reverse Stock Split on the number of shares of our common stock that would be issued and outstanding, authorized and reserved for issuance and authorized and unreserved for issuance based on our capitalization as of October 11, 2023. The information below does not reflect the Stock Awards discussed above or the Subsequent Warrants that may be issuable in connection with the Lind Transaction as discussed below.

	Shares Issued and Outstanding	Shares Authorized and Reserved for Issuance	Shares Authorized and Unreserved for Issuance	Total Authorized

As of October 11, 2023	20,292,624	8,156,658	271,550,718	300,000,000

Following 5-for-1 Reverse Stock Split	4,058,525	1,631,331	294,310,144	300,000,000

Following 4-for-1 Reverse Stock Split	5,073,156	2,039,164	292,887,680	300,000,000

Following 3-for-1 Reverse Stock Split	6,764,208	2,718,886	290,516,906	300,000,000

Following 2-for-1 Reverse Stock Split	10,146,312	4,078,329	285,775,359	300,000,000

The table above does not take into account fractional shares or the shares issuable pursuant to convertible notes that would convert.

Reasons for the Reverse Stock Split

The Board believes that the increase in the number of available shares of common stock following the Reverse Stock Split will provide the Company with the ability to support its future anticipated growth and will provide greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings and stock-based acquisitions of new technology and product development candidates. The availability of additional shares of common stock will permit the Company to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of our common stock.

Additionally, the increased market price per share of our common stock as a result of the Reverse Stock Split may result in the Company’s continuing eligibility to list our common stock on The Nasdaq Capital Market assuming all other quantitative and qualitative requirements for listing are met. In order to continue listing our common stock on The Nasdaq Capital Market, among other requirements, our common stock must meet a minimum bid price requirement at least $1 per share for a minimum of 10 consecutive business days pursuant to the Nasdaq Listing Rule 5810(c)(3)(A). Current and prospective investors and the brokerage community may view an investment in our common stock more favorably if our common stock is quoted on The Nasdaq Capital Market. Taking into consideration such minimum price requirement, the CEO may select an appropriate ratio to effectuate the Reverse Stock Split. There is no assurance that, even if the Reverse Stock Split results in the common stock meeting any applicable minimum price requirement, that the Company will meet all other requirements for listing our common stock on Nasdaq or that its listing application will be approved.

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Procedure for Affecting the Reverse Stock Split

The Board unanimously approved and recommended seeking shareholder approval of the Reverse Stock Split Proposal on October 11, 2023. The Board has delegated authority to the CEO to determine the exchange ratio of not more than 5:1, based, in part, on the price of the common stock on the days leading up to the filing of the Reverse Stock Split Amendment. The Company will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split within the limits set forth in the Reverse Stock Split Proposal.

The Reverse Stock Split Amendment will be filed with the Secretary of State of the State of Texas. As of the filing date of the Reverse Stock Split Amendment (the “Reverse Stock Split Effective Date”), the outstanding shares of our common stock will be combined and converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the CEO, within the specified range of potential exchange ratios, and without further action on the part of the Company and our shareholders. For instance, if a shareholder presently holds 100 shares of our common stock, the shareholder will hold 20 shares of our common stock following a Reverse Stock Split effected at an exchange ratio of five-for-one.

Fractional Shares

Any fractional share resulting from the Reverse Stock Split will be rounded down to the nearest whole share, and any shareholder who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will receive cash in lieu of a fractional share. The cash amount to be paid to each shareholder will equal the shareholder’s fractional interest in one share of our common stock to which the shareholder would otherwise be entitled, multiplied by the closing sale price of our common stock on The Nasdaq Capital Market on the trading day immediately prior to the Reverse Stock Split Effective Date. Such cash payment is subject to applicable tax and abandoned property or escheat laws. In addition, shareholders are not entitled to receive interest for the period of time between the Reverse Stock Split Effective Date and the date on which shareholders receive payment.

Record and Beneficial Shareholders

After the Reverse Stock Split Effective Date, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, a number used to identify our common stock. Stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number.

After the Reverse Stock Split, shareholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our common stock they held after the Reverse Stock Split. Shareholders of record holding all of their shares in certificate form, or a combination of certificate and book-entry form, will receive transmittal letters from our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC) (the “Transfer Agent”), as soon as practicable after the Reverse Stock Split Effective Date. The letters of transmittal will contain instructions on how the shareholders of record must surrender the certificates representing the pre-Reverse Stock Split shares to the Transfer Agent to be exchanged for stock certificates representing post-Reverse Stock Split shares. Any shareholders of record entitled to a cash payment in lieu of an interest in a fractional share will receive a check by U.S. mail delivered to their address of record as soon as practicable after the Reverse Stock Split Effective Date.

Shareholders holding our common stock in “street name,” through a brokerage firm, bank, broker-dealer or other nominee, will be treated in the same manner as shareholders of record whose shares are held in their own names with the Transfer Agent. However, shareholders should contact their brokerage firm, bank, broker-dealer or other nominee for more information regarding their particular procedures for processing the Reverse Stock Split.

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SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effects of the Reverse Stock Split

Effect on Convertible Notes, Stock Options, Warrants and Equity Plans

Based on the Reverse Stock Split exchange ratio selected by the CEO, proportionate adjustments will also be made to the per share conversion price or exercise price, as the case may be, and the number of shares issuable upon the conversion or exercise of all of our outstanding convertible notes, options, warrants and any other similar rights or securities entitling their holders to purchase or obtain shares of our common stock. In addition, the number of shares of our common stock reserved for issuance under our equity compensation plans will be reduced by the exchange ratio selected by the CEO for the Reverse Stock Split.

Effect on Par Value and Accounting

Following the Reverse Stock Split, the par value per share of our common stock will remain at $0.01 per share. Total shareholders’ equity will remain unchanged. Net loss or net income per share and net book value per share will be increased as a result of the Reverse Stock Split since fewer shares of our common stock will be outstanding. All share and per share information in our financial statements will be restated to reflect the Reverse Stock Split for all periods presented in filings after the Reverse Stock Split Effective Date with the SEC.

Certain Other Effects

After the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act and outstanding shares of our common stock will remain fully paid and non-assessable. Our common stock and warrants will continue to be reported on The Nasdaq Capital Market under the symbols “AIMD” and “AIMDW”, respectively.  We will make all necessary filings as required by SEC Rule 10b-17.

Potential Negative Effects of the Reverse Stock Split

The immediate effect of the Reverse Stock Split will be to reduce the number of outstanding shares of our common stock and to increase the bid price of our common stock. However, we cannot guarantee that the Reverse Stock Split will lead to an increase in the bid price of our common stock in proportion to the reduction in the number of shares of our outstanding common stock or result in a permanent increase in the bid price of our common stock. Indeed, because the bid price of our common stock depends on our performance, prospects, general market conditions and other factors unrelated to the number of shares of our common stock outstanding at any given time, the bid price of our common stock might decline after the Reverse Stock Split (perhaps by an even greater percentage than would have occurred in the absence of the Reverse Stock Split). As a result, we might still be at risk for adverse consequences associated with lower-priced stocks generally.

We cannot assure you that the Reverse Stock Split will have the desired effect of sufficiently increasing the bid price of our common stock to meet the bid price listing eligibility requirement. Furthermore, the Reverse Stock Split will make it more difficult for us to meet certain other requirements for listing on The NASDAQ Capital Market, including rules related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders. Our common stock might experience reduced liquidity and trading volume due to the availability of fewer shares for trading after the Reverse Stock Split and certain investors could still consider the bid price of our common stock to be too low, including investors with express policies prohibiting transactions involving lower-priced stocks or investors who are reluctant to incur transaction costs that represent a higher percentage of the stock price of lower-priced stocks than of higher-priced stocks. In addition, customers, suppliers or employees might consider a company with a low stock price and reduced liquidity and trading volume as risky and might accordingly be less likely to transact business with us.

The Reverse Stock Split might also produce other negative effects. Investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain shareholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects or to be part of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

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Certain shareholders might be adversely affected disproportionately by the Reverse Stock Split. Some of our smaller shareholders might be eliminated since no fractional shares will be issued. Other shareholders might end up owning “odd-lots” of less than 100 shares as a result of the Reverse Stock Split, which would likely result in brokerage commissions and other transaction costs that are higher than the costs associated with transactions in even multiples of 100 shares.

No Appraisal Rights

Under the Texas Business Organizations Code, our shareholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide our shareholders with such rights when the Reverse Stock Split is effected.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code, judicial decisions and administrative rulings, all as of the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and could cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from those described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income). Nor does it address any aspects of U.S. state or local or non-U.S. taxation. We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court. All shareholders are urged to consult with their tax advisors with respect to the tax consequences of the Reverse Stock Split.

This discussion applies only to shareholders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders that may be subject to special tax rules, including (i) shareholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting; (vii) shareholders whose functional currency is not the U.S. dollar; (viii) persons holding our common stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; (ix) persons who acquired shares of our common stock in connection with employment or other performance of services; (x) U.S. expatriates; (xi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes); and (xii) S corporations. This discussion assumes that the pre-Reverse Stock Split shares of common stock were, and the post-Reverse Stock Split shares of common stock will be, held as a “capital asset,” as defined in Section 1221 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

As used herein, the term “U.S. Holder” is a beneficial owner of common stock that is, for U.S. federal income tax purposes:

o	an individual citizen or resident of the United States,

o

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

o	an estate whose income is subject to U.S. federal income tax regardless of its source, or

o

a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

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ALL SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(E) of the Code that is not part of a plan to periodically increase any shareholder’s proportionate interest in the assets or earnings and profits of the Company. The remainder of this discussion assumes the Reverse Stock Split is so treated.

A U.S. Holder should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocable to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered therefor. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders that acquired shares of our common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having transferred to the Company that fractional share in exchange for cash. As a result, a U.S. Holder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in our common stock allocable to such fractional share, unless the receipt of cash is treated as having the effect of a distribution of a dividend, in which case the cash received will be treated as dividend income to the extent of the Company’s current accumulated earnings and profits as calculated for U.S. federal income tax purposes. Shareholders are urged to consult their tax advisors to determine whether receipt of cash has the effect of a distribution of a dividend. Any capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year as of the Reverse Stock Split Effective Date. The deductibility of capital losses is subject to limitations.

CEO Discretion to Select Stock Split Ratio

The CEO, pursuant to delegated authority by the Board, will consider certain factors in selecting the specific stock split ratio, including prevailing market conditions, the trading price of the common stock on the days leading up to the filing of the Reverse Stock Split Amendment, and the steps that we will need to take in order to achieve compliance with the listing requirements of The NASDAQ Capital Market. The Company will publicly announce the ratio selected for the Reverse Stock Split prior to the effectiveness of the Reverse Stock Split, on a date determined by the CEO.

THE LIND TRANSACTION

This section describes the material terms and conditions of the Lind Transaction but does not purport to describe all of the terms of the transaction. The following descriptions of the Securities Purchase Agreement, the Note, the Warrants, the Placement Agent Agreement and the Placement Agent Warrants are not complete and are subject to and qualified in their entirety by reference to the full text of the forms of such documents, which are filed as Exhibits in the Company’s Form 8-K filed with the Securities and Exchange Commission on September 29, 2023 which can be found online at Form 8-K Report for Lind Transaction which is incorporated herein by reference.

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Lind Financing

On September 25, 2023, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Lind Global Fund II LP (“Lind”).

The Securities Purchase Agreement provides for loans in an aggregate principal amount of up to $10 million under various tranches (the “Financing”). As of September 28, 2023, the initial closing date, Lind funded $2.0 million (less commitment fees) to the Company out of the $3.0 million “First Funding Amount” (as defined in the Securities Purchase Agreement) and Lind will fund the remaining $1.0 million (less commitment fees) after the Company provides written confirmation to Lind that (i) shareholder approval of the transactions has been obtained; (ii) that a resale Registration Statement on Form S-1 (the “Resale Registration Statement”) has been declared effective by the Commission for the registration of the shares of the Company’s common stock issuable upon conversion of the Note (as defined below) and the Warrant (as defined below); (iii) there is no Event of Default (as defined in the Securities Purchase Agreement) that has occurred or will occur as a result of such additional funding; and (iv) subordination agreements have been duly executed and delivered by the Company, Lind and the applicable Junior Credit party thereto (as defined in the Securitas Purchase Agreement) and in full force and effect.

In consideration for the First Funding Amount, on September 28, 2023, the Company issued and sold to Lind, in a private placement, (A) a senior secured convertible promissory note in the aggregate principal amount of $3,540,000 (the “Note”) and (B) warrants to purchase 3,456,221 shares of common stock at an initial exercise price of $0.90 per share of common stock, subject to certain adjustments (the “First Funding Warrant”).

Following shareholder approval and the effectiveness of the Resale Registration Statement and, subject to the satisfaction of certain conditions, the Company may request additional tranches of funding from Lind in the aggregate amount not to exceed $7.0 million (the "Increased Funding Amount").  Lind will receive additional warrants to purchase a number of shares of common stock equal to the Increased Funding Amount, multiplied by 0.75, divided by the average of the five daily volume weighted average price ("VWAP") during the five trading days prior to each subsequent closing date, with an exercise price equal to the average of the ten daily VWAPs during the ten trading days prior to the subsequent closing date, multiplied by 1.25 (each, a “Subsequent Warrant” and together with the First Funding Warrant, the "Warrants").  The Warrants will expire after five years from the date of issuance and may be exercised on a cashless basis.

Following the earlier to occur of (i) 90 days from the date of the Securities Purchase Agreement or (ii) the date the Resale Registration Statement is declared effective by the Commission, the Note is convertible into shares of the Company’s common stock at the lower of the price of $1.50 per share, subject to adjustment, or 90.0% of the average of the three lowest daily VWAP of the common stock during the 20 trading days prior to conversion, subject to certain adjustments (the “Conversion Price”).

The Note does not bear any interest and matures on March 28, 2025. Following the date that is sixty days after the earlier to occur of (i) the date the Registration Statement is declared effective or (ii) the date that any shares issued pursuant to the Note may be immediately resold under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Company may repay all, but not less than all, of the then outstanding principal amount of the Note, subject to a 5% premium. If the Company elects to prepay the Note, Lind has the right to convert up to 33 1/3% of the principal amount of the Note at the Conversion Price into shares of the Company’s common stock.

Upon the occurrence of any Event of Default (as defined in the Note), the Company must pay Lind an amount equal to 120% of the then outstanding principal amount of the Note, in addition to any other remedies under the Note or the other Transaction Documents (as defined in the Securities Purchase Agreement).

As collateral for the obligations under the Securities Purchase Agreement, the Company has granted to Lind a senior security interest in all of Company’s right, title, and interest in, to and under all of Company’s property (inclusive of intellectual property), subject to certain exceptions, as set forth in the Security Agreement (as defined in the Securities Purchase Agreement).

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Each of the Note and the Warrants provide that Lind will not have the right to convert any portion of the Note or exercise any portion of the Warrants, as applicable, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise, as applicable (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will automatically increase to 9.99% if Lind, together with its affiliates, owns in excess of 4.99% of the Company’s outstanding common stock.

Pursuant to the Securities Purchase Agreement, if at any time prior to September 28, 2025, Company proposes to offer or sell New Securities (as defined in the Securities Purchase Agreement) Lind will have a right of first offer to purchase up to 20% of such New Securities.

The Securities Purchase Agreement provides for customary shelf and piggyback registration rights with respect to the shares of common stock  underlying the Note and the Warrants whereby the Company has agreed to file the Resale Registration Statement.

The Securities Purchase Agreement also contains customary representation and warranties of the Company and Lind, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The Company intends to use the proceeds from the issuance of the Note and Warrants to fund clinical trials, commercial product launch and working capital.

Placement Agent and Placement Agent Warrant

Maxim Partners LLC (“Maxim”) together with its executing broker dealer, Brookline Capital Markets, a division of Arcadia Securities, LLC, (together with its affiliates, “Brookline”), pursuant to a placement agent agreement, served as the exclusive placement agent (the “Placement Agent”) of the placement. As a result of the placement, the Company will pay the Placement Agent (i) a cash fee of 7% of the gross proceeds from the sale of the Note and Warrants, and (ii) common stock purchase warrants to purchase 4% of the number of shares of common stock issuable under the Note and any Additional Funding Amount.  The Company also agreed to pay certain expenses of the placement agent in connection with the placement.

On September 28, 2023, upon the initial closing, in consideration for its services in respect of the Financing described above, the Company issued to the Placement Agent warrants to purchase 53,333 shares of the Company’s common stock at an exercise price per share of $1.65, subject to adjustment (the “Placement Agent Warrants”). The Placement Agent Warrants have five-year terms.  In addition, the Company paid the Placement Agent a cash fee of 7% of the gross proceeds from the sale of the Note and First Funding Warrant. The Placement Agent Warrants also provides for customary demand and piggyback registration rights with respect to the shares of common stock underlying the Placement Agent Warrants.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission. We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Commission.   Reports and other information that we file can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.   The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Ainos, Inc., 8880 Rio San Diego Drive, Suite 800, San Diego, California 92108.

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for Information Statements with respect to two or more shareholders sharing the same address by delivering a single Information Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders, is environmentally friendly, and represents cost savings for companies.

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For this Information Statement, the Company’s transfer agent or brokers may be householding this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the effected shareholders. Once you have received notice from your broker or the Company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request householding by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request directly to:

AINOS, INC.,

Attn:  Chief Executive Officer

8880 Rio San Diego Drive, Suite 800

San Diego California 92108

(858) 869-2986 Telephone

Or by electronic mail:

Lawrence Lin, Executive Vice President of Operations:  Lawrence@Ainos.com

And

Chrystal Shelton, Administrator:  Chrystal@Ainos.com

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OTHER MATTERS

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the Action Items. Your consent to the approval of the Action Items is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s shareholders information required by the rules and regulations of the Exchange Act and the Texas Code.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,

PLEASE CONTACT:

AINOS, INC.,

Attn:  Corporate Secretary,

8880 Rio San Diego Drive, Suite 800

San Diego California 92108

(858) 869-2986 Telephone

By Order of the Board of Directors,

/s/ Chun-Hsien Tsai

Chun-Hsien Tsai Chief Executive Officer

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Appendix A

Ainos, Inc. Form of Certificate of Amendment

(attached)

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Appendix A

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF FORMATION

OF

AINOS, INC.

Pursuant to the Texas Business Organizations Code (the “Code”), the undersigned adopts the following Certificate of Amendment to its Restated Certificate of Formation, dated April 15, 2021 (the “Certificate of Formation”).

The name of the filing entity is Ainos, Inc. (the “Corporation”). This document becomes effective when filed by the Secretary of State (the “Filing Date”). The Corporation is a Texas for-profit corporation formed June 26, 1984. The filing number issued to the Corporation by the Secretary of State of the State of Texas is file number 71028800.

Article Four of the Certificate of Formation is amended by deleting Article Four thereof in its entirety and replacing it with the following:

The Corporation shall have authority to issue Three Hundred Million (300,000,000) shares of common stock, one-cent ($0.01) par value.

Each share of common stock issued and outstanding immediately prior to the Filing Date shall automatically, and without any further action by the holder thereof or the Corporation, be combined and converted into __________ [to be completed after determination of reverse split ratio] share(s) of common stock reflecting a ____- _____ reverse stock split [at an exchange ratio of not more than 5-1, which ratio will be determined by the Company’s Chief Executive Officer in his discretion] (the “Reverse Stock Split”). All certificates representing shares of common stock outstanding immediately prior to the Filing Date shall upon the occurrence of the Filing Date represent instead the number of shares of common stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender, if any, the Corporation will issue a certificate for the correct number of shares of common stock to which the holder is entitled under this Article Four.

No holder of shares of any class of the Corporation shall have the preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; and no holder of shares of any class of the Corporation shall have any right to acquire any shares which may be held in the Treasury of the Corporation. All such additional or Treasury shares may be sold for such consideration, at such time, and to such person or persons as the Board of Directors may from time to time determine.

The Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefore and unrestricted reduction surplus available therefore.

The right to cumulate votes in the election of directors is expressly prohibited.

Article Five of the Certificate of Formation is amended by deleting Article Five thereof in its entirety and replacing it with the following:

The Corporation shall have the authority to issue Fifty Million (50,000,000) shares of preferred stock, one-cent ($0.01) par value. The Board of Directors of the Corporation shall have authority to establish series of the unissued preferred stock of the Corporation by affixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in this Restated Certificate of Formation.

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The foregoing amendments to the Certificate of Formation have been approved in the manner required by the Code and by the governing documents of the Corporation. The number of shares of the Corporation outstanding at the time of such adoption was 20,292,624 and the number entitled to vote thereon was 20,292,624. The number of shares consenting to the amendments was 13,473,651 constituting approximately 66.40% of the share entitled to consent.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	By:
Chun-Hsien Tsai
Chairman, President and Chief Executive Officer

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